EXHIBIT 10.1

[AHCCCS LETTERHEAD]

May 13, 2008

VHS Phoenix Health Plan, LLC
Nancy Novick
Chief Executive Officer
7878 N. 16th St, Suite 105
Phoenix, AZ  85020

RE:       Contract Award

Dear Offeror:

Congratulations, VHS Phoenix Health Plan, LLC is hereby awarded a contract under RFP number YH09-0001 in the following GSA(s):

                  –     GSA 4 – Apache, Coconino, Mohave and Navajo Counties
                  –     GSA 6 – Yavapai County
                  –     GSA 8 – Gila and Pinal Counties
                  –     GSA 10 – Pima County only
                  –     GSA 12 – Maricopa County

This contract award is contingent upon your acceptance of the attached rates.  In any instance where your Initial or Best and Final Offer bid rates fell below our actuarial rate ranges, AHCCCS has adjusted those rates up to the bottom of the actuarial rate range for that rate in that GSA.  None of your bid rates were above our actuarial rate ranges; therefore none of your bid rates were lowered in any rate range.

Please counter sign and return this Contract Award letter to my attention by May 14, 2008 at 4:00 PM.  Your notification to AHCCCS must be faxed to my attention (Michael Veit, Contracts Administrator, fax #602-417-5957).  Please ensure all faxes are followed by a hard copy via US Mail.

In the event that you do not accept this contract award, or fail to return this Offer letter by May 14, 2008 at 4:00 PM, AHCCCS may withdraw this contract award.

For your information we have attached a summary of contracts awards for CYE ’09.  If you have any questions regarding this letter or the attached amended rates please contact Rodd Mas at (602) 417-4072.

Sincerely
/s/ Michael Veit	/s/ Nancy Novick
Michael Veit	Nancy Novick*
Contracts and Purchasing Administrator	Chief Executive Officer
Division of Business and Finance	VHS Phoenix Health Plan, LLC
*By signing this letter, I agree to the rates awarded